UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2015

TRIDENT BRANDS INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-53707	26-1367322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Executive Drive, Suite 101, Brookfield, WI		53005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (262) 789-6689

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 1, 2015, our company entered into a consulting agreement with Dr. Julian Bailes wherein Dr. Bailes has agreed to provide consulting services to our company and/or our subsidiary, Brain Armor Inc. for a period of 12 months.  Pursuant to the consulting agreement, our company has agreed to issue to Dr. Bailes 5% of the issued and outstanding of Brain Armor.

Effective November 30, 2015, with the issuance of the shares of Brian Armor to Dr. Bailes, and the shareholdings of the other Brain Armor minority shareholder, our company now holds 85.5% of the issued and outstanding shares of Brain Armor.

On November 30, 2015, our company entered into a service contract with Michael Browne, our president.  The service contract term is monthly and will renew automatically unless our company notifies Michael Browne in writing prior to the first date of the month.  Pursuant to the terms of the service contract, we have agreed to pay Michael Browne monthly compensation of $1000 and have revised a grant of options made to Michael Browne in May 2014 as follows:

	Option Amount	Strike Price	Vesting Date

May 2014 Option Grant	375,000	$0.75	12 mo.
	375,000	$1.00	24 mo.
	375,000	$1.50	36 mo.
November 2015 Option Grant (Amended)	375,000	$0.75	vested
	125,000	$1.00	Aug-16
	125,000	$1.50	Aug-17

Item 9.01 Financial Statements and Exhibits

10.1 Consulting Agreement between our company, Brain Armor and Dr. Julian Bailes

10.2 Service Contract between our company and Michael Browne

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIDENT BRANDS INCORPORATED

/s/ Michael Browne
Michael Browne
President
Date: December 9, 2015